EXHIBIT 99.1

CAMDEN PROPERTY TRUST ANNOUNCES
THIRD QUARTER 2011 OPERATING RESULTS;
FFO PER DILUTED SHARE INCREASES 18%

Houston, TEXAS (November 3, 2011) – Camden Property Trust (NYSE: CPT) today announced operating results for the three and nine months ended September 30, 2011.

Funds From Operations (“FFO”)
FFO for the third quarter of 2011 totaled $0.77 per diluted share or $58.8 million, as compared to $0.65 per diluted share or $46.7 million for the same period in 2010, an increase of 18% per diluted share.

FFO for the nine months ended September 30, 2011 totaled $1.89 per diluted share or $143.3 million, as compared to $1.98 per diluted share or $140.4 million for the same period in 2010.  FFO for the nine months ended September 30, 2011 included:  a $0.40 per diluted share impact related to a $29.8 million loss on discontinuation of a hedging relationship of an interest rate swap and $0.5 million write-off of unamortized loan costs related to the payoff of a term loan; a $4.7 million or $0.06 per diluted share gain on sale of undeveloped land; a net $3.3 million or $0.04 per diluted share impact related to the sale of an available-for-sale investment; and a $2.1 million or $0.03 per diluted share impact for General & Administrative (“G&A”) costs related to a one-time bonus awarded to all non-executive employees.  FFO for the nine months ended September 30, 2010 included a $2.7 million or $0.04 per diluted share impact for income relating to the expiration of an indemnification provision related to one of the Company’s operating joint ventures.

Net Income Attributable to Common Shareholders (“EPS”)
The Company reported EPS of $11.8 million or $0.16 per diluted share for the third quarter of 2011, as compared to $1.7 million or $0.02 per diluted share for the same period in 2010.

For the nine months ended September 30, 2011, Camden reported EPS of $2.5 million or $0.03 per diluted share, as compared to $6.1 million or $0.09 per diluted share for the same period in 2010.  EPS for the nine months ended September 30, 2011 included: a $0.41 per diluted share impact related to a $29.8 million loss on discontinuation of a hedging relationship of an interest rate swap and $0.5 million write-off of unamortized loan costs related to the payoff of a term loan; a $4.7 million or $0.06 per diluted share gain on sale of undeveloped land; a net $3.3 million or $0.05 per diluted share impact related to gain on sale of an available-for-sale investment; a $2.1 million or $0.03 per diluted share impact for G&A costs related to a one-time bonus awarded to all non-executive employees; and a $1.1 million or $0.02 per diluted share impact from gain on sale of three joint venture interests.  EPS for the nine months ended September 30, 2010 included a $2.7 million or $0.04 per diluted share impact for income relating to the expiration of an indemnification provision related to one of the Company’s operating joint ventures.

A reconciliation of net income attributable to common shareholders to FFO is included in the financial tables accompanying this press release.

Same Property Results
For the 47,309 apartment homes included in consolidated same property results, third quarter 2011 same property NOI increased 7.4% compared to the third quarter of 2010, with revenues increasing 6.3% and expenses increasing 4.6%.  On a sequential basis, third quarter 2011 same property NOI increased 0.9% compared to the second quarter of 2011, with revenues increasing 2.1% and expenses increasing 3.9% compared to the prior quarter.  On a year-to-date basis, 2011 same property NOI increased 6.8%, with revenues increasing 5.1% and expenses increasing 2.6% compared to the same period in 2010. Same property physical occupancy levels for the portfolio averaged 95.0% during the third quarter of 2011, compared to 94.3% in the third quarter of 2010 and 94.8% in the second quarter of 2011.

The Company defines same property communities as communities owned and stabilized as of January 1, 2010, excluding properties held for sale and communities under major redevelopment.  A reconciliation of net income attributable to common shareholders to net operating income and same property net operating income is included in the financial tables accompanying this press release.

Acquisition Activity
During the quarter, the Company acquired 30 acres of land in Atlanta, GA for approximately $40 million, which it intends to utilize for future development.

Camden also completed the acquisition of a 240-home apartment community in San Antonio, TX during the quarter for approximately $15 million through one of its discretionary investment funds (“Funds”), in which it owns a 20% interest.  Subsequent to quarter-end, the Company acquired five additional communities with 1,488 apartment homes located in Houston, TX for approximately $136 million through its Funds.

Development Activity
Lease-up was completed during the third quarter at Camden Ivy Hall, a $17 million joint venture community which is currently 94% occupied.  Lease-ups began during the quarter at two wholly-owned communities:  Camden LaVina in Orlando, FL, which is currently 35% leased; and Camden Summerfield II in Landover, MD, which is currently 19% leased.

Construction continued during the quarter on six wholly-owned development communities:  Camden LaVina in Orlando, FL, a $60 million project with 420 apartment homes; Camden Summerfield II in Landover, MD, a $30 million project with 187 apartment homes; Camden Royal Oaks II in Houston, TX, a $14 million project with 104 apartment homes; Camden Montague in Tampa, FL, a $23 million project with 192 apartment homes; Camden Westchase Park in Tampa, FL, a $52 million project with 348 apartment homes; and Camden Town Square in Orlando, FL, a $66 million project with 438 apartment homes.  Construction also continued during the quarter on two joint venture communities: Camden South Capitol in Washington, DC, an $88 million project with 276 apartment homes, and Camden Amber Oaks II in Austin, TX, a $25 million project with 244 apartment homes.

Subsequent to quarter-end, the Company began construction on two additional wholly-owned development communities:  Camden City Centre II in Houston, TX, a $36 million project with 268 apartment homes, and Camden NOMA in Washington DC, a $110 million project with 320 apartment homes.

Equity Issuance
During the third quarter, Camden issued 506,200 common shares through its at-the-market (“ATM”) share offering programs at an average price of $65.76 per share, for total net consideration of approximately $32.7 million.  Year-to-date Camden has issued 1,127,898 common shares through its ATM programs at an average price of $63.13 per share, for total net consideration of approximately $69.9 million.

Earnings Guidance
Camden updated its earnings guidance for 2011 based on its current and expected views of the apartment market and general economic conditions.  Full-year 2011 FFO is expected to be $2.70 to $2.74 per diluted share, and full-year 2011 EPS is expected to be $0.24 to $0.28 per diluted share.  Fourth quarter 2011 earnings guidance is $0.81 to $0.85 per diluted share for FFO and $0.20 to $0.24 per diluted share for EPS.  Guidance for EPS excludes potential future gains on the sale of properties.  Camden intends to update its earnings guidance to the market on a quarterly basis.

The Company’s 2011 earnings guidance is based on projections of same property revenue growth between 5.2% and 5.6%, expense growth between 2.75% and 3.25%, and NOI growth between 6.75% and 7.25%.  Additional information on the Company’s 2011 financial outlook and a reconciliation of expected net income attributable to common shareholders to expected FFO are included in the financial tables accompanying this press release.

Camden expects to issue earnings guidance for 2012 in conjunction with its fourth quarter 2011 earnings release on February 2, 2012.

Conference Call
The Company will hold a conference call on Friday, November 4, 2011 at 11:00 a.m. Central Time to review its third quarter 2011 results and discuss its outlook for future performance.  To participate in the call, please dial (866) 843-0890 (Domestic) or (412) 317-9250 (International) by 10:50 a.m. Central Time and enter passcode: 9252989, or join the live webcast of the conference call by accessing the Investor Relations section of the Company’s website at camdenliving.com.  Supplemental financial information is available in the Investor Relations section of the Company’s website under Earnings Releases or by calling Camden’s Investor Relations Department at (800) 922-6336.

Forward-Looking Statements
In addition to historical information, this press release contains forward-looking statements under the federal securities law.  These statements are based on current expectations, estimates and projections about the industry and markets in which Camden operates, management's beliefs, and assumptions made by management.  Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties which are difficult to predict.

About Camden
Camden Property Trust, an S&P 400 Company, is a real estate company engaged in the ownership, development, acquisition, management and disposition of multifamily apartment communities. Camden owns interests in and operates 202 properties containing 68,979 apartment homes across the United States.  Upon completion of 10 properties under development, the Company's portfolio will increase to 71,776 apartment homes in 212 properties.  Camden was recently named by FORTUNE® Magazine for the fourth consecutive year as one of the “100 Best Companies to Work For” in America, placing 7th on the list.

For additional information, please contact Camden’s Investor Relations Department at (800) 922-6336 or (713) 354-2787 or access our website at www.camdenliving.com.

CAMDEN	OPERATING RESULTS
	(In thousands, except per share and property data amounts)

(Unaudited)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
OPERATING DATA	2011	2010	2011	2010
Property revenues
Rental revenues	$144,211	$131,911	$424,210	$390,376
Other property revenues	24,723	22,363	70,977	64,641
Total property revenues	168,934	154,274	495,187	455,017

Property expenses
Property operating and maintenance	50,715	46,999	144,666	134,655
Real estate taxes	17,329	16,652	52,932	52,767
Total property expenses	68,044	63,651	197,598	187,422

Non-property income (loss)
Fee and asset management	2,646	2,145	6,955	6,028
Interest and other income (loss)	(108)	451	4,749	3,988
Income (loss) on deferred compensation plans	(6,096)	6,918	1,233	6,818
Total non-property income (loss)	(3,558)	9,514	12,937	16,834

Other expenses
Property management	5,050	4,789	15,478	14,994
Fee and asset management	1,330	1,155	4,220	3,611
General and administrative	8,572	7,568	26,392	22,339
Interest	27,354	31,781	85,472	95,078
Depreciation and amortization	44,558	43,034	137,111	128,012
Amortization of deferred financing costs	1,344	1,185	4,761	2,624
Expense (benefit) on deferred compensation plans	(6,096)	6,918	1,233	6,818
Total other expenses	82,112	96,430	274,667	273,476

Loss on discontinuation of hedging relationship	-	-	(29,791)	-
Gain on sale of properties, including land	-	-	4,748	236
Gain on sale of unconsolidated joint venture interests	-	-	1,136	-
Equity in loss of joint ventures	(556)	(244)	(166)	(785)
Income from continuing operations before income taxes	14,664	3,463	11,786	10,404
Income tax expense - current	(313)	(712)	(1,889)	(1,286)
Income from continuing operations	14,351	2,751	9,897	9,118
Income from discontinued operations	-	1,081	-	2,743
Net income	14,351	3,832	9,897	11,861
Less income allocated to noncontrolling interests from continuing operations	(761)	(432)	(2,118)	(542)
Less income allocated to perpetual preferred units	(1,750)	(1,750)	(5,250)	(5,250)
Net income attributable to common shareholders	$11,840	$1,650	$2,529	$6,069

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
Net income	$14,351	$3,832	$9,897	$11,861
Other comprehensive income
Unrealized loss on cash flow hedging activities	-	(5,323)	(2,692)	(19,549)
Reclassification of net losses on cash flow hedging activities	108	5,825	39,660	17,488
Unrealized gain on available-for-sale securities, net of tax	-	1,914	-	1,914
Reclassification of gain on available-for-sale investment to earnings, net of tax	-	-	(3,309)	-
Comprehensive income	14,459	6,248	43,556	11,714
Less income allocated to noncontrolling interests from continuing operations	(761)	(432)	(2,118)	(542)
Less income allocated to perpetual preferred units	(1,750)	(1,750)	(5,250)	(5,250)
Comprehensive income attributable to common shareholders	$11,948	$4,066	$36,188	$5,922

PER SHARE DATA
Net income attributable to common shareholders - basic	$0.16	$0.02	$0.03	$0.09
Net income attributable to common shareholders - diluted	0.16	0.02	0.03	0.09
Income from continuing operations attributable to common shareholders - basic	0.16	0.01	0.03	0.05
Income from continuing operations attributable to common shareholders - diluted	0.16	0.01	0.03	0.05

Weighted average number of common and
common equivalent shares outstanding:
Basic	73,242	69,100	72,502	67,898
Diluted	74,274	69,441	73,217	68,169

Note: Please refer to the following pages for definitions and reconciliations of all non-GAAP financial measures presented in this document.

CAMDEN	FUNDS FROM OPERATIONS
	(In thousands, except per share and property data amounts)

(Unaudited)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
FUNDS FROM OPERATIONS	2011	2010	2011	2010

Net income attributable to common shareholders (a)	$11,840	$1,650	$2,529	$6,069
Real estate depreciation from continuing operations	43,286	41,806	133,342	124,399
Real estate depreciation from discontinued operations	-	651	-	2,276
Adjustments for unconsolidated joint ventures	3,223	2,292	7,042	6,753
(Gain) on sale of unconsolidated joint venture interests	-	-	(1,136)	-
Income allocated to noncontrolling interests	458	281	1,494	864
Funds from operations - diluted	$58,807	$46,680	$143,271	$140,361

PER SHARE DATA
Funds from operations - diluted	$0.77	$0.65	$1.89	$1.98
Cash distributions	0.49	0.45	1.47	1.35

Weighted average number of common and
common equivalent shares outstanding:
FFO - diluted	76,494	72,025	75,685	70,779

PROPERTY DATA
Total operating properties (end of period) (b)	197	186	197	186
Total operating apartment homes in operating properties (end of period) (b)	67,491	63,964	67,491	63,964
Total operating apartment homes (weighted average)	50,921	50,950	50,895	50,736
Total operating apartment homes - excluding discontinued operations (weighted average)	50,921	49,884	50,895	49,670

(a) Includes a $29.8 million charge related to a loss on the discontinuation of a hedging relationship for the nine months ended September 30,2011.
(b) Includes joint ventures and properties held for sale.

Note: Please refer to the following pages for definitions and reconciliations of all non-GAAP financial measures presented in this document.

CAMDEN				BALANCE SHEETS
				(In thousands)

(Unaudited)	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
	2011	2011	2011	2010	2010
ASSETS
Real estate assets, at cost
Land	$766,302	$760,397	$760,397	$760,397	$763,559
Buildings and improvements	4,758,397	4,711,552	4,690,741	4,680,361	4,613,036
	5,524,699	5,471,949	5,451,138	5,440,758	5,376,595
Accumulated depreciation	(1,421,867)	(1,378,630)	(1,335,831)	(1,292,924)	(1,263,173)
Net operating real estate assets	4,102,832	4,093,319	4,115,307	4,147,834	4,113,422
Properties under development, including land	274,201	237,549	220,641	206,919	198,377
Investments in joint ventures	37,033	39,398	21,196	27,632	33,226
Properties held for sale, including land	-	-	-	-	9,737
Total real estate assets	4,414,066	4,370,266	4,357,144	4,382,385	4,354,762
Accounts receivable - affiliates	31,395	30,401	29,973	31,895	32,269
Notes receivable - affiliates	-	-	-	3,194	17,509
Other assets, net (a)	87,657	90,346	92,051	106,175	105,950
Cash and cash equivalents	56,099	63,148	98,771	170,575	91,071
Restricted cash	5,357	4,898	5,354	5,513	5,174
Total assets	$4,594,574	$4,559,059	$4,583,293	$4,699,737	$4,606,735

LIABILITIES AND EQUITY
Liabilities
Notes payable
Unsecured	$1,380,560	$1,380,368	$1,419,681	$1,507,757	$1,507,858
Secured	1,052,544	1,053,699	1,054,839	1,055,997	1,034,354
Accounts payable and accrued expenses	97,613	78,460	81,972	81,556	82,598
Accrued real estate taxes	37,721	27,424	16,585	22,338	40,340
Distributions payable	39,319	38,966	38,662	35,295	34,548
Other liabilities (b)	111,043	123,829	134,608	141,496	144,146
Total liabilities	2,718,800	2,702,746	2,746,347	2,844,439	2,843,844

Commitments and contingencies

Perpetual preferred units	97,925	97,925	97,925	97,925	97,925

Equity
Common shares of beneficial interest	839	834	827	824	804
Additional paid-in capital	2,861,139	2,823,690	2,783,621	2,775,625	2,673,606
Distributions in excess of net income attributable to common shareholders	(700,897)	(676,367)	(623,740)	(595,317)	(580,046)
Treasury shares, at cost	(452,244)	(459,134)	(460,467)	(461,255)	(461,255)
Accumulated other comprehensive income (loss) (c)	201	93	(31,504)	(33,458)	(41,302)
Total common equity	1,709,038	1,689,116	1,668,737	1,686,419	1,591,807
Noncontrolling interest	68,811	69,272	70,284	70,954	73,159
Total equity	1,777,849	1,758,388	1,739,021	1,757,373	1,664,966
Total liabilities and equity	$4,594,574	$4,559,059	$4,583,293	$4,699,737	$4,606,735

(a) Includes:
net deferred charges of:	$16,868	$14,484	$12,677	$13,336	$14,892

(b) Includes:
deferred revenues of:	$2,213	$2,181	$2,254	$2,332	$2,347
distributions in excess of investments in joint ventures of:	$31,799	$31,040	$33,442	$32,288	$34,045
fair value adjustment of derivative instruments:	$22,192	$27,977	$31,655	$36,898	$43,267

(c) Represents the fair value adjustment of derivative instruments, unrealized gain on post retirement obligations and unrealized gain on available-for-sale securities, net of tax, if any.

CAMDEN	NON-GAAP FINANCIAL MEASURES
DEFINITIONS & RECONCILIATIONS
(In thousands, except per share amounts)

(Unaudited)

This document contains certain non-GAAP financial measures management believes are useful in evaluating an equity REIT's performance.  Camden's definitions and calculations of non-GAAP financial measures may differ from those used by other REITs, and thus may not be comparable.  The non-GAAP financial measures should not be considered as an alternative to net income as an indication of our operating performance, or to net cash provided by operating activities as a measure of our liquidity.

FFO
The National Association of Real Estate Investment Trusts (“NAREIT”) currently defines FFO as net income attributable to common shares computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains or losses from depreciable operating property sales, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.  Camden’s definition of diluted FFO also assumes conversion of all dilutive convertible securities, including minority interests, which are convertible into common equity.  The Company considers FFO to be an appropriate supplemental measure of operating performance because, by excluding gains or losses on dispositions of operating properties and excluding depreciation, FFO can help one compare the operating performance of a company's real estate between periods or as compared to different companies.  A reconciliation of net income attributable to common shareholders to FFO is provided below:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Net income attributable to common shareholders (a)	$11,840	$1,650	$2,529	$6,069
Real estate depreciation from continuing operations	43,286	41,806	133,342	124,399
Real estate depreciation from discontinued operations	-	651	-	2,276
Adjustments for unconsolidated joint ventures	3,223	2,292	7,042	6,753
(Gain) on sale of unconsolidated joint venture interests	-	-	(1,136)	-
Income allocated to noncontrolling interests	458	281	1,494	864
Funds from operations - diluted	$58,807	$46,680	$143,271	$140,361

Weighted average number of common and
common equivalent shares outstanding:
EPS diluted	74,274	69,441	73,217	68,169
FFO diluted	76,494	72,025	75,685	70,779

Net income attributable to common shareholders - diluted	$0.16	$0.02	$0.03	$0.09
FFO per common share - diluted	$0.77	$0.65	$1.89	$1.98

(a) Includes a $29.8 million charge related to a loss on the discontinuation of a hedging relationship for the nine months ended September 30,2011.

Expected FFO
Expected FFO is calculated in a method consistent with historical FFO, and is considered an appropriate supplemental measure of expected operating performance when compared to expected net income attributable to common shareholders (EPS).  A reconciliation of the ranges provided for expected net income attributable to common shareholders per diluted share to expected FFO per diluted share is provided below:

	4Q11 Range		2011 Range
	Low	High	Low	High

Expected net income attributable to common shareholders per share - diluted	$0.20	$0.24	$0.24	$0.28
Expected difference between fully diluted EPS and FFO shares	(0.02)	(0.02)	(0.07)	(0.07)
Expected real estate depreciation	0.58	0.58	2.38	2.38
Expected adjustments for unconsolidated joint ventures	0.04	0.04	0.14	0.14
Recognized (gain) on sale of unconsolidated joint venture interests	0.00	0.00	(0.02)	(0.02)
Expected income allocated to noncontrolling interests	0.01	0.01	0.03	0.03
Expected FFO per share - diluted	$0.81	$0.85	$2.70	$2.74

Note:  This table contains forward-looking statements.  Please see the paragraph regarding forward-looking statements earlier in this document.

CAMDEN	NON-GAAP FINANCIAL MEASURES
DEFINITIONS & RECONCILIATIONS
(In thousands, except per share amounts)

(Unaudited)

Net Operating Income (NOI)
NOI is defined by the Company as total property income less property operating and maintenance expenses less real estate taxes.  The Company considers NOI to be an appropriate supplemental measure of operating performance to net income attributable to common shareholders because it reflects the operating performance of our communities without allocation of corporate level property management overhead or general and administrative costs. A reconciliation of net income attributable to common shareholders to net operating income is provided below:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Net income attributable to common shareholders	$11,840	$1,650	$2,529	$6,069
Less: Fee and asset management income	(2,646)	(2,145)	(6,955)	(6,028)
Less: Interest and other (income) loss	108	(451)	(4,749)	(3,988)
Less: (Income) loss on deferred compensation plans	6,096	(6,918)	(1,233)	(6,818)
Plus: Property management expense	5,050	4,789	15,478	14,994
Plus: Fee and asset management expense	1,330	1,155	4,220	3,611
Plus: General and administrative expense	8,572	7,568	26,392	22,339
Plus: Interest expense	27,354	31,781	85,472	95,078
Plus: Depreciation and amortization	44,558	43,034	137,111	128,012
Plus: Amortization of deferred financing costs	1,344	1,185	4,761	2,624
Plus: Expense (benefit) on deferred compensation plans	(6,096)	6,918	1,233	6,818
Less: Gain on sale of properties, including land	-	-	(4,748)	(236)
Less: Gain on sale of unconsolidated joint venture interests	-	-	(1,136)	-
Less: Equity in (income) loss of joint ventures	556	244	166	785
Plus: Loss on discontinuation of hedging relationship	-	-	29,791	-
Plus: Income allocated to perpetual preferred units	1,750	1,750	5,250	5,250
Plus: Income allocated to noncontrolling interests	761	432	2,118	542
Plus: Income tax expense - current	313	712	1,889	1,286
Less: Income from discontinued operations	-	(1,081)	-	(2,743)
Net Operating Income (NOI)	$100,890	$90,623	$297,589	$267,595

"Same Property" Communities	$92,154	$85,796	$271,903	$254,586
Non-"Same Property" Communities	8,298	5,066	24,964	13,356
Development and Lease-Up Communities	83	-	83	-
Other	355	(239)	639	(347)
Net Operating Income (NOI)	$100,890	$90,623	$297,589	$267,595

EBITDA
EBITDA is defined by the Company as earnings before interest, taxes, depreciation and amortization, including net operating income from discontinued operations, excluding equity in (income) loss of joint ventures, (gain) loss on sale of unconsolidated joint venture interests, and income (loss) allocated to noncontrolling interests. The Company considers EBITDA to be an appropriate supplemental measure of operating performance to net income attributable to common shareholders because it represents income before non-cash depreciation and the cost of debt, and excludes gains or losses from property dispositions. A reconciliation of net income attributable to common shareholders to EBITDA is provided below:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Net income attributable to common shareholders	$11,840	$1,650	$2,529	$6,069
Plus: Interest expense	27,354	31,781	85,472	95,078
Plus: Amortization of deferred financing costs	1,344	1,185	4,761	2,624
Plus: Depreciation and amortization	44,558	43,034	137,111	128,012
Plus: Income allocated to perpetual preferred units	1,750	1,750	5,250	5,250
Plus: Income allocated to noncontrolling interests	761	432	2,118	542
Plus: Income tax expense - current	313	712	1,889	1,286
Plus: Real estate depreciation from discontinued operations	-	651	-	2,276
Less: Gain on sale of properties, including land	-	-	(4,748)	(236)
Less: Gain on sale of unconsolidated joint venture interests	-	-	(1,136)	-
Less: Equity in (income) loss of joint ventures	556	244	166	785
Plus: Loss on discontinuation of hedging relationship	-	-	29,791	-
EBITDA	$88,476	$81,439	$263,203	$241,686